EXHIBIT (j)

Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sit Money Market Fund, Inc.

Sit U.S. Government Securities Fund, Inc.

Sit Mutual Funds II, Inc.:

We consent to the use of our report dated May 16, 2007 on the statements of assets and liabilities, including the schedules of investments, of Sit Money Market Fund, Inc., Sit U.S. Government Securities Fund, Inc., Sit Tax-Free Income Fund (a series of Sit Mutual Funds II, Inc.), and Sit Minnesota Tax-Free Income Fund (a series of Sit Mutual Funds II, Inc.) as of March 31, 2007, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, incorporated herein by reference and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Custodian; Counsel; Accountants” in the Statement of Additional Information of the Registration Statement.

/s/   KPMG LLP

Minneapolis, Minnesota

July 27, 2007

C-11